UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

Roku, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Winchester Circle Los Gatos, California	95032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 556-9040

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2019, Roku, Inc. entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Morgan Stanley & Co. LLC, as our sales agent (the “Sales Agent”), pursuant to which we may offer and sell from time to time through the Sales Agent up to an aggregate of 1,000,000 shares (the “Shares”) of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”) in such share amounts as we may specify by notice to the Sales Agent, in accordance with the terms and conditions set forth in the Equity Distribution Agreement.

Sales, if any, of the Shares pursuant to the Equity Distribution Agreement may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Stock Market, or sales made to or through a market maker other than on an exchange. Under the Equity Distribution Agreement, we will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. We are not obligated to sell any Shares under the Equity Distribution Agreement.

The Shares will be offered and sold pursuant to our shelf registration statement on Form S-3 (File No. 333-230204) which was automatically effective upon filing with the Securities and Exchange Commission on March 12, 2019. The Company filed a prospectus supplement, dated May 16, 2019, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

We may terminate the Equity Distribution Agreement upon written notice to the Sales Agent for any reason or by the Sales Agent upon written notice to us for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in our company.

The Equity Distribution Agreement contains customary representations, warranties and agreements by us, and indemnification rights and obligations of the parties. The Equity Distribution Agreement provides that the Sales Agent will be entitled to compensation for its services of up to 2.0% of the gross sales price per share of all shares sold through the Sales Agent under the Equity Distribution Agreement. Under the terms of the Equity Distribution Agreement, we have agreed to indemnify the Sales Agent against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Sales Agent may be required to make in respect of these liabilities, and to reimburse the Sales Agent for certain expenses. In the ordinary course of business, the Sales Agent or their respective affiliates from time to time have provided and may in the future provide various investment banking, commercial banking and financial advisory services to the company and/or its affiliates, for which they have received or may receive customary compensation.

We intend to use the net proceeds from the sale, if any, of the securities offered in the offering for working capital and general corporate purposes, including sales and marketing activities, research and development activities, general and administrative matters, repayment of debt, other business opportunities and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current commitments or agreements with respect to any acquisitions or investments.

The above summary of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Cooley LLP relating to the shares of Class A Common Stock being offered pursuant to the Equity Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated May 16, 2019, by and between Roku, Inc. and Morgan Stanley & Co. LLC

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included within the opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Date: May 16, 2019	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer